EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

Jobbot Inc.

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: Jobbot Inc.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county within this state, in which the office of the corporation is to be located: Kings County.

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 100,000,000 with $0.0001 par value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Patrick Giordano

1730 62nd Street

Brooklyn, New York 11204

/s/ Danielle Cohen

Danielle Cohen, Incorporator

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

1

CERTIFICATE OF INCORPORATION

OF

Jobbot Inc.

Under Section 402 of the Business Corporation Law

Filed by:

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

Cust. Ref.#439843

DRAWDOWN ACCOUNT #HD

2

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: JOBBOT INC.

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS) COUNTY: KING

FILED:04/21/2011 DURATION:PERPETUAL CASH#:110421000595 FILM #:110421000571

FILER:

EXIST DATE

04/21/2011

ADDRESS FOR PROCESS:

PATRICK GIORDANO
1730 62ND STREET
BROOKLYN, NY 11204

REGISTERED AGENT:

STOCK: 100000000 PV .0001000

SERVICE COMPANY: VCORP SERVICES, LLC SERVICE CODE: HD *

FEES	160.00	PAYMENTS	160.00
FILING	125.00	CASH	0.00
TAX	10.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	0.00	DRAWDOWN	160.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

439843 DOS-1025 (04/2007)